EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Korn/Ferry International, a Delaware corporation (the “Company”), hereby certifies that, to his best knowledge:
     (a) the Annual Report on Form 10-K for the year ended April 30, 2008 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: June 30, 2008

By:	/s/ Gary D. Burnison

Name:	Gary D. Burnison
Title:	Chief Executive Officer

By:	/s/ Stephen J. Giusto

Name:	Stephen J. Giusto
Title:	Executive Vice President
and Chief Financial Officer

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